SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                                                     Date of Report (Date of earliest event reported)                                December 14, 2009

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada		63-1205304
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
(Address of principal executive offices)

760-804-8844
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On or about December 14, 2009, CoConnect, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Agreement”) wherein the Company sold 166,666 shares of its common stock, par value $.001 (“Common Stock”) representing a 51% interest in the Company to a private investor  for a total purchase price of $75,000. The complete terms and conditions of the Agreement have been attached to this Form 8-K as an exhibit and are hereby incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of the Registrant.

As described above, on or about December 14, 2009, the Company entered into the above defined Agreement wherein the Company sold 166,666 shares of its Common Stock representing a 51% interest in the Company to Turnaround  Advisors, LLC (“Turnaround”) for a total purchase price of $75,000. The Company does not have any knowledge of any arrangements or understanding among Turnaround and any other parties with the respect to the election of any new directors or any other matters. The Company believes all Form 10 information required pursuant to Item 5.01(a)(8) of Form 8-K is contained herein and further supplemented by all of the Company’s previous filings with the United States Securities and Exchange Commission including, but not limited to, the Company’s Form 10-K filed on March 31, 2009 and subsequent amended Form 10-K/A filed on October 27, 2009, and all subsequent quarterly reports filed on Form 10-Q and Current Reports filed on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Common Stock Purchase Agreement

Dated:   December 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COCONNECT, INC.
/s/ Brad Bingham
By:	Brad Bingham
Its:	Interim Chief Executive Officer